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EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-130921) and related Prospectus of Overhill Farms, Inc. for the registration of 5,771,661 shares of its common stock and to the incorporation by reference therein of our report dated November 21, 2005, with respect to the financial statements and schedule of Overhill Farms, Inc. included in its Annual Report (Form 10-K) for the year ended October 2, 2005 filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP

Los Angeles, California
February 13, 2006